Exhibit 99.1

Contact: David Plautz (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2025

MILWAUKEE— July 25, 2025 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the second quarter ended June 30, 2025.

Second Quarter Consolidated Results

•	Reported revenue increased 2.7% to $414.2 million in the second quarter of 2025 versus last year’s second quarter results of $403.5 million. On a local currency basis(1), revenue increased 2.1%.
•
Reported operating income increased 16.2% to $57.7 million compared to $49.7 million recorded in the second quarter of 2024. In the second quarter of 2025, the Company recorded $3.3 million of costs related to its Portfolio Optimization Plan versus last year’s $1.8 million in the second quarter. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) increased 16.9% and 14.1%, respectively, in the second quarter.

•
Reported earnings per share increased 20.5% to 88 cents in the second quarter of 2025 compared to 73 cents in the second quarter of 2024. Local currency adjusted diluted EPS(1) increased 20.8% in the second quarter.

 “Sensient continued to build on a strong first quarter. Our results are a testament to our relentless focus on customer service and innovation.  I remain very confident about our performance in 2025 and beyond,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended June 30, 2025 July 25, 2025
Second Quarter Group Results

	Reported		Local Currency(1)
Revenue	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	-2.8%	-1.3%	-3.2%	-0.9%
Color	6.9%	5.9%	6.6%	7.4%
Asia Pacific	10.8%	7.3%	7.6%	6.2%
Total Revenue	2.7%	2.3%	2.1%	3.1%

	Reported		Local Currency Adjusted(1)
Operating Income	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	8.8%	7.2%	8.6%	7.5%
Color	23.6%	16.8%	22.1%	17.8%
Asia Pacific	13.5%	10.4%	8.0%	7.5%
Total Operating Income	16.2%	12.3%	16.9%	13.6%

The Flavors & Extracts Group reported second quarter 2025 revenue of $203.3 million, a decrease of $6.0 million versus the prior year’s second quarter. The Group’s revenue was unfavorably impacted by lower volumes in natural ingredients, partially offset by higher volumes in our flavors, extracts, and flavor ingredients product lines. Segment operating income was $28.5 million in the second quarter of 2025, an increase of $2.3 million compared to the prior year’s second quarter. The segment operating income increased despite the decline in segment revenues due to strong profitability of the flavors, extracts, and flavor ingredients product lines.

The Color Group reported revenue of $179.3 million in the second quarter of 2025, an increase of $11.6 million compared to the prior year’s second quarter. The Group’s revenue increase was driven by strong growth in the food and pharmaceutical product lines. Segment operating income was $38.9 million in the second quarter of 2025, an increase of $7.4 million compared to the prior year’s second quarter results.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended June 30, 2025 July 25, 2025
The Asia Pacific Group reported revenue of $42.7 million in the second quarter of 2025, an increase of $4.2 million compared to the prior year’s second quarter. The Group’s revenue increased across nearly all geographies. Segment operating income was $8.9 million in the quarter, an increase of $1.1 million compared to the prior year’s second quarter.

Corporate & Other reported operating expenses of $18.7 million in the second quarter of 2025, compared to $15.9 million of operating expenses reported in the prior year’s second quarter. The higher operating expenses were primarily due to higher Portfolio Optimization Plan costs in the quarter. Local currency adjusted operating expenses(1) for Corporate & Other increased $1.1 million compared to the prior year’s second quarter, primarily due to higher performance-based compensation costs recorded in 2025.

2025 OUTLOOK

Metric	Current Guidance	Prior Guidance

Local Currency Revenue(1)	Mid-Single-Digit Growth	Mid-Single-Digit Growth

Local Currency Adjusted EBITDA(1)	High Single-Digit Growth	Mid-Single-Digit to High Single-Digit Growth

Diluted EPS (GAAP)	Between $3.13 and $3.23*	Between $3.13 and $3.23

Local Currency Adjusted Diluted EPS(1)	High Single-Digit to Double-Digit Growth	High Single-Digit to Double-Digit Growth

*Includes approximately 20 cents of Portfolio Optimization Plan costs. Based on current exchange rates, foreign currency impact is expected to be a slight tailwind for the year.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended June 30, 2025 July 25, 2025
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2025 second quarter financial results at 8:30 a.m. CDT on Friday, July 25, 2025. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through August 1, 2025, by calling (877) 344-7529 and using access code 2167989. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after July 29, 2025.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended June 30, 2025 July 25, 2025
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including in the quote from our Chairman, President, and Chief Executive Office and under “2025 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation	Page 6
(In thousands, except percentages and per share amounts) (Unaudited)
Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,

	2025	2024	% Change	2025	2024	% Change

Revenue	$414,230	$403,525	2.7%	$806,555	$788,195	2.3%

Cost of products sold	271,398	272,803	(0.5%)	531,946	530,924	0.2%
Selling and administrative expenses	85,126	81,065	5.0%	163,373	158,208	3.3%

Operating income	57,706	49,657	16.2%	111,236	99,063	12.3%
Interest expense	7,391	7,653		14,732	14,698

Earnings before income taxes	50,315	42,004		96,504	84,365
Income taxes	12,728	11,072		24,455	22,493

Net earnings	$37,587	$30,932	21.5%	$72,049	$61,872	16.4%

Earnings per share of common stock:
Basic	$0.89	$0.73		$1.71	$1.47

Diluted	$0.88	$0.73		$1.69	$1.46

Average common shares outstanding:
Basic	42,246	42,154		42,221	42,129

Diluted	42,575	42,398		42,522	42,351

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2025	2024	% Change	2025	2024	% Change

Flavors & Extracts	$203,251	$209,213	(2.8%)	$396,932	$402,305	(1.3%)
Color	179,282	167,700	6.9%	347,032	327,725	5.9%
Asia Pacific	42,744	38,580	10.8%	84,645	78,886	7.3%
Intersegment elimination	(11,047)	(11,968)		(22,054)	(20,721)

Consolidated	$414,230	$403,525	2.7%	$806,555	$788,195	2.3%

Operating Income

Flavors & Extracts	$28,506	$26,209	8.8%	$53,495	$49,887	7.2%
Color	38,922	31,502	23.6%	73,774	63,181	16.8%
Asia Pacific	8,943	7,880	13.5%	18,385	16,656	10.4%
Corporate & Other	(18,665)	(15,934)		(34,418)	(30,661)

Consolidated	$57,706	$49,657	16.2%	$111,236	$99,063	12.3%

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Sensient Technologies Corporation	Page 7
(In thousands) (Unaudited)
Consolidated Condensed Balance Sheets	June 30, 2025	December 31, 2024

Cash and cash equivalents	$56,686	$26,626
Trade accounts receivable	333,951	290,087
Inventories	619,595	600,302
Prepaid expenses and other current assets	54,221	44,871
Fixed assets held for sale	1,629	-
Total Current Assets	1,066,082	961,886

Goodwill & intangible assets (net)	451,942	423,658
Property, plant, and equipment (net)	515,469	491,587
Other assets	171,068	146,663

Total Assets	$2,204,561	$2,023,794

Trade accounts payable	$121,442	$139,052
Short-term borrowings	26,280	19,848
Other current liabilities	103,402	111,739
Total Current Liabilities	251,124	270,639

Long-term debt	710,119	613,523
Accrued employee and retiree benefits	26,865	24,499
Other liabilities	59,332	54,147
Shareholders' Equity	1,157,121	1,060,986

Total Liabilities and Shareholders' Equity	$2,204,561	$2,023,794

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Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts) (Unaudited)
Consolidated Statements of Cash Flows Six Months Ended June 30,	2025	2024
Cash flows from operating activities:
Net earnings	$72,049	$61,872
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	30,334	29,725
Share-based compensation expense	6,639	4,911
Net loss (gain) on assets	76	(195)
Portfolio Optimization Plan costs	1,274	1,495
Deferred income taxes	2,711	529
Changes in operating assets and liabilities:
Trade accounts receivable	(30,293)	(49,449)
Inventories	(548)	36,730
Prepaid expenses and other assets	(11,028)	(6,612)
Trade accounts payable and other accrued expenses	(17,578)	(22,722)
Accrued salaries, wages, and withholdings	(15,129)	7,824
Income taxes	(937)	(6,591)
Other liabilities	1,734	1,429

Net cash provided by operating activities	39,304	58,946

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(38,035)	(22,850)
Proceeds from sale of assets	56	296
Acquisition of new business	(4,867)	-
Other investing activities	1,354	(336)

Net cash used in investing activities	(41,492)	(22,890)

Cash flows from financing activities:
Proceeds from additional borrowings	106,484	132,189
Debt payments	(43,148)	(120,571)
Dividends paid	(34,700)	(34,685)
Other financing activities	(2,648)	(3,016)

Net cash provided by (used in) financing activities	25,988	(26,083)

Effect of exchange rate changes on cash and cash equivalents	6,260	(8,568)

Net increase in cash and cash equivalents	30,060	1,405
Cash and cash equivalents at beginning of period	26,626	28,934
Cash and cash equivalents at end of period	$56,686	$30,339

Supplemental Information Six Months Ended June 30,	2025	2024

Dividends paid per share	$0.82	$0.82

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Sensient Technologies Corporation	Page 9
(In thousands, except percentages and per share amounts) (Unaudited)
Reconciliation of Non-GAAP Amounts

The Company's results for the three and six months ended June 30, 2025 and 2024 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Operating income (GAAP)	$57,706	$49,657	16.2%	$111,236	$99,063	12.3%
Portfolio Optimization Plan costs – Cost of products sold	1,789	207		3,603	314
Portfolio Optimization Plan costs – Selling and administrative
expenses	1,550	1,545		2,600	4,250
Adjusted operating income	$61,045	$51,409	18.7%	$117,439	$103,627	13.3%

Net earnings (GAAP)	$37,587	$30,932	21.5%	$72,049	$61,872	16.4%
Portfolio Optimization Plan costs, before tax	3,339	1,752		6,203	4,564
Tax impact of Portfolio Optimization Plan costs(1)	(815)	(214)		(1,517)	(569)
Adjusted net earnings	$40,111	$32,470	23.5%	$76,735	$65,867	16.5%

Diluted earnings per share (GAAP)	$0.88	$0.73	20.5%	$1.69	$1.46	15.8%
Portfolio Optimization Plan costs, net of tax	0.06	0.04		0.11	0.09
Adjusted diluted earnings per share	$0.94	$0.77	22.1%	$1.80	$1.56	15.4%

Note: Earnings per share calculations may not foot due to rounding differences.

(1) Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended June 30,
Operating Income	2025	Adjustments(2)	Adjusted 2025	2024	Adjustments(2)	Adjusted 2024

Flavors & Extracts	$28,506	$-	$28,506	$26,209	$-	$26,209
Color	38,922	-	38,922	31,502	-	31,502
Asia Pacific	8,943	-	8,943	7,880	-	7,880
Corporate & Other	(18,665)	3,339	(15,326)	(15,934)	1,752	(14,182)

Consolidated	$57,706	$3,339	$61,045	$49,657	$1,752	$51,409

Results by Segment	Six Months Ended June 30,
			Adjusted			Adjusted
Operating Income	2025	Adjustments(2)	2025	2024	Adjustments(2)	2024

Flavors & Extracts	$53,495	$-	$53,495	$49,887	$-	$49,887
Color	73,774	-	73,774	63,181	-	63,181
Asia Pacific	18,385	-	18,385	16,656	-	16,656
Corporate & Other	(34,418)	6,203	(28,215)	(30,661)	4,564	(26,097)

Consolidated	$111,236	$6,203	$117,439	$99,063	$4,564	$103,627

(2) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation	Page 10
(Unaudited)
Reconciliation of Non-GAAP Amounts - Continued
The following table summarizes the percentage change in the 2025 results compared to the 2024 results for the corresponding periods.

	Three Months Ended June 30, 2025
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	(2.8%)	0.4%	N/A	(3.2%)
Color	6.9%	0.3%	N/A	6.6%
Asia Pacific	10.8%	3.2%	N/A	7.6%
Total Revenue	2.7%	0.6%	N/A	2.1%

Operating Income
Flavors & Extracts	8.8%	0.2%	0.0%	8.6%
Color	23.6%	1.5%	0.0%	22.1%
Asia Pacific	13.5%	5.5%	0.0%	8.0%
Corporate & Other	17.1%	0.0%	9.0%	8.1%
Total Operating Income	16.2%	1.9%	(2.6%)	16.9%
Diluted Earnings Per Share	20.5%	1.3%	(1.6%)	20.8%
Adjusted EBITDA	15.4%	1.3%	N/A	14.1%

	Six Months Ended June 30, 2025
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	(1.3%)	(0.4%)	N/A	(0.9%)
Color	5.9%	(1.5%)	N/A	7.4%
Asia Pacific	7.3%	1.1%	N/A	6.2%
Total Revenue	2.3%	(0.8%)	N/A	3.1%

Operating Income
Flavors & Extracts	7.2%	(0.3%)	0.0%	7.5%
Color	16.8%	(1.0%)	0.0%	17.8%
Asia Pacific	10.4%	2.9%	0.0%	7.5%
Corporate & Other	12.3%	0.0%	4.2%	8.1%
Total Operating Income	12.3%	(0.3%)	(1.0%)	13.6%
Diluted Earnings Per Share	15.8%	0.0%	(0.2%)	16.0%
Adjusted EBITDA	11.7%	(0.4%)	N/A	12.1%

(3) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation	Page 11
(In thousands, except percentages) (Unaudited)
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and six months ended June 30, 2025 and 2024.

	Three Months Ended June 30,			Six Months Ended June 30,

	2025	2024	% Change	2025	2024	% Change
Operating income (GAAP)	$57,706	$49,657	16.2%	$111,236	$99,063	12.3%
Depreciation and amortization	15,260	15,016		30,334	29,725
Share-based compensation expense	3,739	2,916		6,639	4,911
Portfolio Optimization Plan costs, before tax	3,339	1,752		6,203	4,564
Adjusted EBITDA	$80,044	$69,341	15.4%	$154,412	$138,263	11.7%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended June 30, 2025 and 2024.

	June 30,
Debt	2025	2024
Short-term borrowings	$26,280	$26,995
Long-term debt	710,119	634,663
Credit Agreement adjustments(4)	(43,393)	(18,034)
Net Debt	$693,006	$643,624

Operating income (GAAP)	$203,752	$151,657
Depreciation and amortization	60,938	58,955
Share-based compensation expense	11,812	9,078
Portfolio Optimization Plan costs, before tax	8,270	32,405
Other non-operating gains(5)	(816)	(872)
Credit Adjusted EBITDA	$283,956	$251,223

Net Debt to Credit Adjusted EBITDA	2.4x	2.6x

(4) Adjustments include cash and cash equivalents, as described in the Company's Fourth Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(5) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.